Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI REPORTS DOUBLE-DIGIT PRODUCT SALES GROWTH

IN THIRD QUARTER 2013

COMPANY ALSO HIGHLIGHTS INCREASED MARKETING INVESTMENTS

FORESHADOWING ENERGIZE (PILL) PRODUCT NATIONWIDE

“MASS MARKET” ROLLOUT

GOLDEN, CO (Market Wired – November 8, 2013) -- iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced its financial results for the third quarter ended September 30, 2013 (“Q3 2013”), and nine months ended September 30, 2013, which are available in full detail via its quarterly report filed with the Securities and Exchange Commission today on Form 10-Q.

For Q3 2013, the Company reported growth in net product sales (net of returns, discounts, and advertising allowances) of $2,724,711, an increase of 16% as compared with Q3 2012 net product sales of $2,341,140. For Q3 2013, total operating expenses were $2,266,808, compared to $1,953,800 for the same period in 2012. As a result, after an “add-back” of the non-cash equity compensation and derivative liability expense of $118,681, the Company reported a non-GAAP adjusted after tax loss of $536,526 in the third quarter of 2013 compared with a non-GAAP adjusted after tax loss of $528,021 for the third quarter of 2012, after a similar “add-back” of the non-cash equity compensation and derivative liability income for the period of $9,254.  The Company's profitability has been impacted by recently induced aggressive marketing and promotion of its Energize brand, investing $1,441,814 year-to-date in mass media marketing activities, which will remain commensurate with expanded distribution into mass market retail. Non-GAAP adjusted operating measures are described in greater detail later in this press release.

For the nine months of the year ended September 30, 2013, the Company saw improved net product sales (net of returns, discounts, and advertising allowances) of $7,169,142, an increase of 3% as compared with nine months of the year ended September 30, 2012 of $6,958,331. For nine months of the year 2013, the Company’s operating expenses of $4,844,853, increased from $4,548,793 in the prior nine months of the year 2012. As a result, the Company’s non-GAAP adjusted after-tax losses increased to $426,161 for the nine months of 2013 from $255,852 for the nine months of 2012. Adjustment made to get to the non-GAAP after-tax losses were the non-cash equity compensation and derivative liability expense for the nine-month period of $358,943, and for the nine-month period for 2012 were non-cash equity compensation and derivative liability expense of $89,101, the removal of the income from the sale of a dormant product line of $499,525, and one-time merger-related costs of $512,309. Again, the increase in after-tax losses were due in large part to the Company’s $1,441,814 expenditures in marketing and promotional activities incurred year to date 2013, compared to $105,743 in the prior year 2012, used as marketing investments to establish and further develop the mass market channel for the Company’s Energize (pill) product.

Commenting on the Company’s financial results, Stephen Adele, CEO of iSatori, noted, “After our successful entrance of the Energize [pill] product into the mass market retail channel with retailers like Walgreens and Walmart, and the optimism surrounding our recently launched, category-defining sports nutrition product, Bio-Gro, we have hit our inflection point and remain very positive about the growth prospects available to the Company throughout 2014. Our investment in expanding the Energize product footprint in mass market distribution nationally has increased so we might be able to establish our brand and further develop this channel and potentially lay the groundwork for additional product entrants in the coming year. Additionally, we have a recently accelerated our research and development activities in order to introduce multiple new products throughout 2014 and further take advantage of our brand’s popularity and growth opportunities. Most certainly, these are exciting times at iSatori for our team and shareholders alike.”

Company highlights in the most recent quarter (Q3 2013) include:

•

The Company’s “mass market” expansion initiative went into effect with entry into Walgreens, Duane Reade, Rite-Aid, and Walmart, which now carry the sustained-released Energize pill product. This is significant as the “mass market” is responsible for more than 70% of the $30-billion nutritional supplement sales in the U.S.”

•

iSatori bolstered its management team by adding two new members. Their new Executive Vice President of Sales, Rick Anderson, joined the iSatori management team. Mr. Anderson brought with him over 20 years of sales experience, including a long tenure as the General Manager and VP of Sales at EAS, Inc. (sold to Abbott Laboratories for $320-million in 2004), and Spectrum Brands. He oversees the entire sales distribution team. Also added, Mr. Zach Vineyard joined the Company as the Director of Operations and to oversee production. Mr. Vineyard brings a wealth of experience to iSatori. His previous experiences include working in similar capacities at Eaton Corporation, Anadarko Petroleum Corporation, and Johns Manville.

•

Bio-Gro™, the Company’s category-creating bio-active peptides product, took over the top selling supplement product on the prominent online retailer www.Tigerfitness.com as well as on over ten other websites, where Bio-Gro has secured a “top 10” placement as an overall best-selling sports nutrition supplement.

•

In September, iSatori launched its new 600-square-foot booth at the nation’s most prominent fitness exhibition, the Mr. Olympia exposition. The Company hosted a series of education events, which were broadcast live and were subsequently viewed by more than 1.1-million people online via YouTube.

•

The Company launched two new science-based products under the BioGenetic Laboratories division. Meratrim® Platinum+, which is representative of two impressive clinical studies that showed weight loss in two weeks; and Fenu Test™, a natural testosterone booster, another science-based product to address the large number of males who seek out naturally elevating their declining hormone levels. Both products received national distribution in GNC Holdings, Inc. and Europa Sports (www.Europasports.com), the nation’s largest health and sports nutrition wholesale distributor.

Non-GAAP Financial Measuring Data

iSatori, Inc. has provided financial information in this release that has not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This information includes non-GAAP adjusted net income (loss).  iSatori uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating iSatori’s ongoing operational performance.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends, and in comparing its financial measures with other companies in iSatori’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above.

Forward-Looking Statements

Statements made in this news release relating to the Company’s future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company’s products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. All forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update any such statement.

Contacts:

iSatori, Inc.

Stephen Adele, 303-215-9174

PR@isatori.com

###

iSatori, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,040,139	$1,655,453
Investments	-	965,886
Accounts receivable
Trade, net of allowance for doubtful accounts	1,958,755	1,240,736
Income tax receivable	102,452	102,452
Note receivable - current portion	10,916	9,850
Inventories	1,624,918	1,292,105
Assets held for sale	112,210	29,338
Deferred tax asset, net	60,726	119,032
Prepaid expenses	737,767	156,431
Total current assets	5,647,883	5,571,283

Property and equipment:
Leasehold improvements	11,485	-
Furniture and fixtures	115,517	56,680
Office equipment	65,901	36,600
Computer equipment	341,923	323,648
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(396,165)	(333,388)

Net property and equipment	188,083	132,962

Note receivable – net of current portion	81,714	81,714

Other assets:
Deferred tax asset, net	251,331	97,844
Deposits and other assets	53,212	42,956
Debt issuance costs	-	4,375
Total other assets	304,543	145,175
Total assets	$6,222,223	$5,931,134

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$1,109,893	$518,150
Accrued expenses	146,926	242,301
Deferred revenues	266,032	-
Line of credit	1,123,155	1,173,155
Notes payable	21,619	-
Total current liabilities	2,667,625	1,933,606

Long-term liabilities
Derivative liability	685,495	701,852
Total long-term liabilities	685,495	701,852

Commitments and contingencies (Notes 1,2 and 3)

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,878,947 shares issued and outstanding	128,790	126,228
Additional paid-in capital	4,699,038	4,343,069
Accumulated deficit	(1,958,950)	(1,173,846)
Total stockholders’ equity	2,869,103	3,295,676
Total liabilities and stockholders' equity	$6,222,223	$5,931,134

iSatori, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2013	2012	2013	2012
Revenues:
Product revenue (net of returns and discounts)	$2,724,711	$2,341,140	$7,169,142	$6,958,331
Royalty revenue	25,237	22,439	91,761	83,105
Other revenue	9,391	93,389	34,732	135,103
Total revenue	2,759,339	2,456,968	7,295,635	7,176,539

Cost of sales	1,136,350	931,095	3,138,916	2,763,694
Gross profit	1,622,989	1,525,873	4,156,719	4,412,845

Operating expenses:
Selling and marketing	1,244,907	1,181,459	1,856,106	2,067,514
Salaries and labor related expenses	577,302	393,303	1,622,635	1,420,976
Administration	425,683	357,782	1,294,841	1,003,303
Depreciation and amortization	18,916	21,256	71,271	57,000
Total operating expenses	2,266,808	1,953,800	4,844,853	4,548,793

Loss from operations	(643,819)	(427,927)	(688,134)	(135,948)

Gain on sale of product lines	-	-	-	499,525
Other income (expense)	80,724	9,615	(121,153)	(21,883)
Financing expense	(7,889)	(91,277)	(63,223)	(379,403)
Interest expense	(10,615)	(6,934)	(23,200)	(205,485)

Loss before income taxes	(581,599)	(516,523)	(895,710)	(243,194)

Income tax benefit/(expense)	(73,608)	(2,244)	110,606	(114,543)

Net loss	$(655,207)	$(518,767)	$(785,104)	$(357,737)

Net loss per common share:
Basic	$(0.05)	$(0.04)	$(0.06)	$(0.03)
Diluted	$(0.05)	$(0.04)	$(0.06)	$(0.03)

Weighted average shares outstanding:
Basic	12,878,216	12,622,756	12,730,371	10,591,630
Diluted	12,878,216	12,622,756	12,730,371	10,591,630